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                                                                   EXHIBIT 10.8

                                 AMENDMENT NO. 2
                                       TO
                                CREDIT AGREEMENT

        THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of June 30, 2002 (the "Amendment"), between Rehabilicare Inc., a Minnesota corporation (the "Borrower") and U.S. Bank National Association (the "Bank").

                                    RECITALS:

        A. The Borrower and the Bank are the parties to that certain Credit Agreement dated as of July 14, 1999, as amended by an Amendment No. 1 to Credit Agreement and Waiver dated as of March 31, 2001 (the "Original Agreement").

        B. The Borrower has requested that the Bank amend certain Sections of the Original Agreement.

        C. Subject to the terms and conditions of this Amendment, the Bank will agree to the foregoing requests of the Borrower.

        NOW, THEREFORE, the parties agree as follows:

        1. DEFINED TERMS. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended hereby.

        2. AMENDMENTS.  The Original Agreement is amended as follows:

               (a) Each reference in the Original Agreement to:

                      (i) the "Adjusted Eurodollar Rate" for any Eurodollar Rate
               Loan Unit shall be deemed to be a reference to the LIBOR Rate;

                      (ii) a "Eurodollar Business Day" shall be deemed to be a
               reference to a New York banking day; and

                      (iii) the "Reference Rate" shall be deemed to be a
               reference to the Prime Rate; and

                      (iv) any "Reference Rate Loan Unit" or the "Reference Rate
               Loan Units", as the case may be, shall be deemed to be a reference to a Prime Rate Loan or the Prime Rate Loans.

               (b) The definition of "Interest Period" appearing in Section 1.1 of the Original Agreement is amended in its entirety to read as follows:

               "`Interest Period': For any Eurodollar Rate Loan Unit, the period commencing on the date of such Eurodollar Rate Loan Unit and ending on the numerically corresponding day 1, 2, 3, or 6 months thereafter matching the interest rate term selected by the Borrower; provided, however, (a) if any Interest Period would otherwise end on a day which is not a New York Banking Day, then the Interest Period shall end on the next succeeding New York Banking Day unless the next succeeding New York Banking Day falls in another calendar month, in which case the Interest Period shall end on the immediately preceding New York Banking Day; (b) if any Interest Period begins on the last New York Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of the Interest Period), then the Interest Period shall end on the last New York Banking Day of the calendar month at the end of such Interest Period; (c) no Interest Period relating to any Loan shall extend beyond the stated Maturity of such Loan; and/or (d) Interest Periods shall not be chosen for any Eurodollar Rate Loan Units which would require payment of any amount of such Eurodollar Rate Loan Unit prior to the last day of the Interest Period in order to pay a scheduled installment of the Term Loan when due.

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               (c) The definition of "Revolving Credit Termination Date"
        appearing in Section 1.1 of the Original Agreement is amended by extending the date "July 1, 2002" appearing therein to the date "July 1, 2003."

               (d) Section 1.1 of the Original Agreement is further amended by adding the following new definitions of "LIBOR Rate," "New York Banking Day," and "Prime Rate" in proper alphabetical order:

                      "`LIBOR Rate': For any Eurodollar Rate Loan Unit for its
               Interest Period, the LIBOR rate quoted by the Bank from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two New York Banking Days prior to commencement of such Interest Period), adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation.

                      `New York Banking Day': Any day (other than a Saturday or
               Sunday) on which commercial banks are open for business in New York, New York.

                      `Prime Rate': The prime rate announced by the Bank from
               time to time, as and when such rate changes.

               (e) The third sentence of Section 2.4 of the Original Agreement is amended in its entirety to read as follows:

                      "In the event the Borrower does not timely select another
               interest rate option at least two New York Banking Days before the end of the Interest Period for a Eurodollar Rate Loan Unit, the Bank may at any time after the end of the Interest Period convert the Eurodollar Rate Loan Unit to a Reference Rate Loan Unit, but until such conversion, the funds advanced under the Eurodollar Rate Loan Unit shall continue to accrue interest at the same rate as the interest rate in effect for such Eurodollar Rate Loan Unit prior to the end of the Interest Period."

               (f) Section 2.6 of the Original Agreement is amended in its entirety to read as follows:

               "SECTION 2.6 FUNDING LOSSES. If a Eurodollar Rate Loan Unit is prepaid prior to the end of the Interest Period for such Loan Unit, whether voluntarily or because prepayment is required due to such Loan Unit maturing or due to acceleration of such Loan Unit upon the occurrence of an Event of Default or otherwise, the Borrower agrees to pay all of the Bank's costs, expenses and Interest Differential (as determined by the Bank) incurred as a result of such prepayment. The term "Interest Differential" shall mean that sum equal to the greater of zero or the financial loss incurred by the Bank resulting from prepayment, calculated as the difference between the amount of interest the Bank would have earned (from like investments in the Money Markets as of the first day of the Eurodollar Rate Loan Unit) had prepayment not occurred and the interest the Bank will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a Eurodollar Rate Loan Unit shall be in an amount equal to the remaining entire principal balance of such Eurodollar Rate Loan Unit. The term "Money Markets" refers to one or more wholesale funding markets available to the Bank, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds, interest rate swaps or others. A certificate as to any such loss, cost or expense shall be submitted by the Bank to the Borrower together with such Bank's request for indemnification (which requests shall set forth the basis for requesting such amounts in reasonable detail) and shall, in the absence of manifest error or error proven by the Borrower, be conclusive and binding as to the amount thereof."

               (g) The first sentence of Section 4.2(a) of the Original Agreement is amended in its entirety to read as follows:

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                      "(a) The Borrower, by giving written or telephonic notice
               to the Bank by no later than 2:00 p.m. on the Business Day of a prepayment, may prepay the Loans, in whole or in part, at any time, without premium or penalty; provided, however, that: (i) any prepayment shall be subject to the provisions of Section 2.6;
               (ii) each partial prepayment of any Term Loan shall be in an amount of $500,000.00 or an integral multiple of $100,000.00 above such amount; and/or (iii) no partial prepayment of an Eurodollar Rate Loan Unit shall be permitted."

        3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date (the "Effective Date") when, and only when, the Bank shall have received:

               (a) Counterparts of this Amendment executed by the Borrower;

               (b) A certified copy of the resolutions of the Board of Directors of the Borrower authorizing or ratifying the transactions contemplated hereby, designating the officers authorized to execute and/or deliver this Amendment and any other documents to be executed and/or delivered by the Borrower in connection herewith;

               (c) An Incumbency Certificate signed by the Secretary of the Borrower setting forth names of each officer of the Borrower designated to execute and/or deliver this Amendment and any other documents to be executed and/or delivered by the Borrower in connection herewith and an original sample of the signature thereof;

               (d) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (i) that there have been no changes to the articles of incorporation or bylaws of the Borrower previously delivered to the Bank; or if (i) is not correct, (ii) that the Articles and/or By-Laws delivered to the Bank in connection with this Amendment are true and correct copies of the Articles of Incorporation and/or By-Laws of the Borrower currently in full force and effect;

               (e) A Certificate of Good Standing for the Borrower issued by the Secretary of State of the State of Minnesota; and

               (f) Such other documents or other items as the Bank may reasonably request.

        4. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank as follows:

               (a) The execution, delivery and performance by the Borrower of this Amendment and any other documents to be executed and/or delivered by the Borrower in connection herewith have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower's articles of incorporation or bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property except pursuant to the Loan Documents to which the Borrower is a party;

               (b) The representations and warranties contained in ARTICLE VII of the Original Agreement are true and correct as of the date hereof as though made on that date except to the extent that such representations and warranties relate solely to an earlier date;

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               (c) No events have taken place and no circumstances exist at the date hereof which would give the Borrower the right to assert a defense, offset or counterclaim to any claim by the Bank for payment of the Obligations;

               (d) The Original Agreement, as amended by this Amendment and the other Loan Documents to which the Borrower is a party remain in full force and effect and are the legal, valid and binding obligations of the Borrower and are enforceable in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies; and

               (e) Prior to and after giving effect to this Amendment, no Adverse Event, Default or Event of Default has occurred and is continuing as of the date hereof.

        5.     REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

               (a) From and after the date of this Amendment, each reference in the Original Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Original Agreement, and each reference to the "Agreement," "thereunder," "thereof," "therein" or words of like import referring to the Original Agreement in any other Loan Document shall mean and be a reference to the Original Agreement as amended hereby; and

               (b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Original Agreement or any other Loan Document, nor constitute a waiver of any provision of the Original Agreement or any such other Loan Document.

        6. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including their reasonable attorneys' fees and legal expenses. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to, or resulting from, any delay in the Borrower's paying or omission to pay, such taxes or fees.

        7. GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

        8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

        10. COUNTERPARTS. This Amendment may be executed in separate counterparts and by separate parties in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Amendment.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                Rehabilicare Inc.

                                By:
                                   ____________________________________________
                                Title:
                                       _________________________________________

                                U.S. Bank National Association

                                By:
                                   _____________________________________________
                                Title:
                                       _________________________________________



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